CONTACT:     Paul D. Baker
Comverse Technology, Inc.
(212) 739-1060

Comverse Technology Announces Fiscal 2012 Second Quarter Results;
Conference Call to Discuss Selected Financial Information to be Held Today at 8:30 AM

NEW YORK, NY, September 7, 2012 - Comverse Technology, Inc. (“CTI”; Nasdaq: CMVT) today announced its results for the three months ended July 31, 2012.
Consolidated Highlights: Below is selected consolidated financial information for the three and six months ended July 31, 2012 and 2011 prepared in accordance with generally accepted accounting principles (“GAAP”) and, where indicated, not in accordance with GAAP (“non-GAAP”).

	Three months ended July 31,		Six months ended July 31,
(In thousands, except per share data)	2012	2011	2012	2011
Revenue	$383,652	$377,014	$718,037	$717,110
GAAP net loss attributable to Comverse Technology, Inc.	$(274)	$(39,697)	$(53,484)	$(98,892)
GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders:
Basic and Diluted	$ (0.00)	$(0.19)	$(0.24)	$(0.48)
Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - basic (1)	$24,184	$21,042	$(8,274)	$14,011
Non-GAAP net earnings (loss) per share attributable to Comverse Technology, Inc.'s shareholders - basic and diluted	$0.11	$0.10	$(0.04)	$0.07

(1)
“Non-GAAP net income (loss) attributable to Comverse Technology, Inc.” and “Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.'s shareholders” have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” and “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CTI is a holding company that conducts business through its subsidiaries, principally, its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”) and Starhome B.V. (“Starhome”). As previously disclosed, CTI intends to distribute 100% of the outstanding common shares of Comverse to CTI shareholders on a pro rata basis. In addition, on August 1, 2012, CTI entered into an agreement (the "Share Purchase Agreement") to sell its interest in Starhome B.V. ("Starhome") to unaffiliated purchasers and on August 12, 2012, entered into an agreement and plan of merger (the "Verint Merger Agreement") with Verint pursuant to which CTI will merge with and into a subsidiary of Verint.
CTI's reportable segments are Comverse Business Support Systems (“Comverse BSS”), Comverse Value-Added Services (“Comverse VAS”), and Verint. The results of all of the other operations of the company, including the Comverse Mobile Internet operating segment (“Comverse MI”), Comverse's Netcentrex operations, Comverse's global corporate functions which include CTI's holding company operations are included in the column captioned “All Other” in the business segment information provided. As a result of CTI entering into the Starhome Share Purchase Agreement, Starhome's results of operations, which previously were included in “All Other,” are included in discontinued operations for the three and six months ended July 31, 2012.
Charles Burdick, Chairman and Chief Executive Officer of CTI said, “We have made excellent progress toward separating the three CTI operating companies from common ownership. The previously-announced sale of our majority-owned subsidiary Starhome is expected to close by mid-October, yielding proceeds of approximately $37.4 million, the CTI holding company plans to be acquired by our majority-owned subsidiary Verint in early 2013 in a stock-for-stock transaction announced last month, and we remain on track to spin-off our Comverse subsidiary as a well-capitalized publicly-traded company, with distribution targeted for October 31. We will be holding a Shareholder Meeting on October 10 to approve the spin-off of Comverse. We think these transactions represent the most cost and tax efficient way to distribute Comverse and Verint to our shareholders, and put both companies in the best position to maximize value.
"Operationally, we welcome Philippe Tartavull as CEO and Tom Sabol as CFO of Comverse, who are preparing Comverse for life as a public company. In the second quarter Comverse saw sequential revenue and cash flow performance improvement, positive operating income and we expect to generate positive cash flow from operations in the second half of fiscal 2012, along with modest bookings growth for the full fiscal year. In addition, Verint, which announced second quarter results on September 5, continues to achieve solid growth and profitability.”
Comverse Subsidiary Highlights: Below is selected financial information for the three and six months ended July 31, 2012 and 2011 for the company's Comverse subsidiary.

Comverse Subsidiary: (2)	Three months ended July 31,		Six months ended July 31,
(Dollars in thousands)	2012	2011	2012	2011
Total revenue	$171,226	$182,055	$308,976	$345,819
Costs and expenses:
Cost of revenue	$103,178	$113,079	$198,601	$221,517
Research and development, net	19,792	22,971	38,864	48,717
Selling, general and administrative	34,039	34,451	79,497	90,619
Other operating expenses	427	1,963	1,107	13,050
Total costs and expenses	$157,436	$172,464	$318,069	$373,903
Income (loss) from operations	$13,790	$9,591	$(9,093)	$(28,084)
Expense adjustments	$7,176	$7,231	$13,962	$38,701
Comverse performance	$20,966	$16,822	$4,869	$10,617

Interest expense	$(180)	$(141)	$(376)	$(471)
Depreciation and amortization	$(7,910)	$(8,848)	$(15,955)	$(17,347)
Other non-cash items (a)	$(14)	$(29)	$(36)	$(157)

Operating margin	8.1%	5.3%	(2.9)%	(8.1)%
Comverse performance margin	12.2%	9.2%	1.6%	3.1%

(a)	Other non-cash items consist of write-downs of property and equipment.

Revenue from customer solutions for the three months ended July 31, 2012 and 2011 was $99.7 million and $92.5 million, respectively, and maintenance revenue for such fiscal periods was $71.6 million and $89.6 million, respectively.

Revenue from customer solutions for the six months ended July 31, 2012 and 2011 was $172.6 million and $184.3 million, respectively, and maintenance revenue for such fiscal periods was $136.4 million and $161.5 million, respectively.

(2)
For additional information concerning the presentation of financial information for the company's Comverse subsidiary and the computation of “Comverse Performance,” see “Supplemental Financial Information” below.

Comverse BSS and VAS Segment Highlights: Below is selected financial information for the three and six months ended July 31, 2012 and 2011 for the company's Comverse BSS and Comverse VAS segments, as well as Comverse Other:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
	(Dollars in thousands)
SEGMENT RESULTS
Comverse BSS
Segment revenue	$69,052	$85,471	$126,732	$160,672
Gross margin	38.5%	49.1%	35.9%	44.3%
Income from operations	14,632	20,853	19,029	25,912
Operating margin	21.2%	24.4%	15.0%	16.1%
Segment performance	18,679	25,356	27,780	36,975
Segment performance margin	27.1%	29.7%	21.9%	23.0%
Comverse VAS
Segment revenue	$91,289	$84,105	$157,211	$163,580
Gross margin	46.8%	43.6%	44.8%	41.5%
Income from operations	31,180	29,865	47,020	50,651
Operating margin	34.2%	35.5%	29.9%	31.0%
Segment performance	31,323	29,905	47,936	51,892
Segment performance margin	34.3%	35.6%	30.5%	31.7%
Comverse Other (a)
Segment revenue	$10,885	$12,479	$25,033	$21,567
Gross margin	(11.4)%	(77.5)%	(22.1)%	(68.5)%
Loss from operations	(32,022)	(41,127)	(75,142)	(104,647)
Operating margin	(294.2)%	(329.6)%	(300.2)%	(485.2)%
Segment performance	(29,036)	(38,439)	(70,847)	(78,250)
Segment performance margin	(266.8)%	(308.0)%	(283.0)%	(362.8)%
(a) Consists of all the operations of the company's Comverse Subsidiary, other than the company's Comverse BSS and Comverse VAS segments.

Revenue from Comverse BSS customer solutions for the three months ended July 31, 2012 and 2011 was $33.3 million and $42.8 million, respectively, and Comverse BSS maintenance revenue for such fiscal periods was $35.7 million and $42.7 million, respectively.

Revenue from Comverse BSS customer solutions for the six months ended July 31, 2012 and 2011 was $60.2 million and $86.0 million, respectively, and Comverse BSS maintenance revenue for such fiscal periods was $66.6 million and $74.6 million, respectively.

Revenue from Comverse VAS customer solutions for the three months ended July 31, 2012 and 2011 was $58.2 million and $40.3 million, respectively, and Comverse VAS maintenance revenue for such fiscal periods was $33.1 million and $43.8 million, respectively.

Revenue from Comverse VAS customer solutions for the six months ended July 31, 2012 and 2011 was $93.3 million and $82.8 million, respectively, and Comverse VAS maintenance revenue for such fiscal periods was $64.0 million and $80.8 million, respectively.

Revenue from customer solutions at Comverse Other for three months ended July 31, 2012 and 2011 was $8.2 million and $9.4 million, respectively, and maintenance revenue at Comverse Other for such fiscal periods was $2.7 million and $3.1 million, respectively.

Revenue from customer solutions at Comverse Other for six months ended July 31, 2012 and 2011 was $19.1 million and $15.5 million, respectively, and maintenance revenue at Comverse Other for such fiscal periods was $5.9 million and $6.1 million, respectively.

Selected Balance Sheet Highlights: Below is selected balance sheet data as of July 31, 2012 and April 30, 2012 for CTI and its Comverse subsidiary:

(In millions)	July 31, 2012	April 30, 2012
CTI and Comverse Subsidiary
Cash and cash equivalents	$241.3	$269.5
Restricted cash and bank time deposits	$37.6	$38.1
Total	$278.9	$307.6
Indebtedness	$2.2	$2.2
During the three months ended July 31, 2012, CTI and Comverse made significant disbursements, including approximately $6.5 million paid for professional fees and other expenses in connection with our evaluation of strategic alternatives, and $2.3 million in restructuring payments. In addition, during the three months ended July 31, 2012, CTI's holding company operations and Comverse experienced negative cash flows from operations.
Verint Segment
Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.” As previously disclosed, on August 12, 2012, CTI entered into the Verint Merger Agreement with Verint pursuant to which CTI will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (the "Verint Merger").
For additional information concerning Verint's results for the three and six months ended July 31, 2012 and 2011, please see the press release issued by Verint on September 5, 2012, which is available on Verint's website, www.verint.com and included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”), and Verint's quarterly report on Form 10-Q for the three months ended July 31, 2012.

Conference Call Information
We will be conducting a conference call today at 8:30 am Eastern Daylight Time to discuss our results for the three months ended July 31, 2012.  An on-line, real-time webcast of the conference call will be available on our website at www.cmvt.com. The conference call can also be accessed live via telephone at 1-678-825-8369.  Please dial in 5-10 minutes prior to the scheduled start time. A live webcast can be accessed at www.cmvt.com.
A replay of the call will be available, beginning at approximately 11:00 am on September 7, 2012, for seven days, at 1-404-537-3406, and archived via webcast at www.cmvt.com. The replay access code is 27030074.

Segment Performance
CTI evaluates its business by assessing the performance of each of its operating segments. CTI's Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the company defines it in accordance with the Financial Accounting Standard Board's (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.
Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic evaluation related costs (vi) impairment of property and equipment (vii) litigation settlements and related costs; (viii) acquisition-related charges; (ix) restructuring charges; and (x) certain other gains and charges, including changes in the fair value of contingent consideration liabilities associated with business combinations. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with the company’s efforts to (a) complete certain financial statements and audits of such financial statements, and (b) become current in its periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting. Strategic evaluation related costs include financial advisory, accounting, tax, consulting and legal fees incurred in connection with company's evaluation of strategic alternatives, including the proposed share distribution and the Verint Merger.
In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In calculating Verint’s segment performance for the three and six months ended July 31, 2012 and 2011, the presentation of segment revenue gives effect to segment revenue adjustments that represent the impact of fair value adjustments required under the FASB’s guidance relating to acquired customer support contracts that would have otherwise been recognized as revenue on a stand-alone basis with respect to acquisitions consummated by Verint.

Presentation of Non-GAAP Financial Measures
CTI provides Non-GAAP net income (loss) attributable to Comverse Technology, Inc. and Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.'s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company's businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About Comverse Technology, Inc.
Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world's leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse's extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.
Forward-Looking Statements
Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. The risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially are described in CTI's filings with the SEC, including, without limitation, in Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual report on Form 10-K for the fiscal year ended January 31, 2012 and in Part II, Item 1A, "Risk Factors" of subsequently filed Quarterly Reports, and include the risk that we will not be able to complete the proposed Comverse share distribution due to our inability to satisfy the requisite conditions thereto, including, among others, receipt of CTI shareholder approval, completion of the review process of the related registration statement by the SEC or for any other reason, including a decision of our Board of Directors not to proceed with the Comverse share distribution; risks associated with the Comverse share distribution, including the potential harm to our business as a result of management's distraction from our business due to our efforts to complete the Comverse share distribution, the incurrence of expenses in connection therewith in excess of our expectations, and the risks that if the Comverse share distribution is completed, each of CTI (until elimination of the holding company structure) and Comverse will be smaller companies that may be subject to increased instability, our share price may decline if there are excessive sales of our stock by shareholders that invested in our company because of our holdings in Comverse and, prior to any elimination of the CTI holding company structure, our dependence on Comverse's performance of various transition services agreements necessary for our ongoing operations; the effect of the Comverse share distribution on our and Comverse's business relationships, operating results and business generally; the risks relating to CTI's failure to consummate the proposed Comverse share distribution, including Verint's resulting ability to terminate the Verint Merger Agreement and, in certain circumstances, if so terminated for a period of 18 months following such termination, (i) Verint would have the right to purchase for cash a number of our shares of Verint preferred stock (or shares of Verint common stock if necessary) that would cause CTI to lose its majority controlling interest in Verint and (ii) CTI would not be able to nominate more than two directors to Verint's board of directors, would be subject to other limitations on the voting of its Verint voting securities and would be prohibited from acquiring any additional Verint capital stock; uncertainties regarding the tax consequences of the Verint Merger; the risk that we will not be able to complete the Verint Merger; the risk of diminishment in our capital resources as a result of, among other things, future negative cash flows from operations at Comverse, the continued incurrence of professional fees by CTI and Comverse in connection with the filing by CTI of periodic reports under the federal securities laws and the remediation of a material weakness in internal control over financial reporting and the costs associated with the proposed Comverse share distribution; the risk that if Comverse BSS customer solution order activity does not increase, Comverse's revenue and profitability would likely be materially adversely affected and we, if the Comverse share distribution is not completed, and Comverse, if the Comverse share distribution is completed, may be required to implement further cost reduction measures to preserve or enhance our operating results and cash position; risks related to the implementation of Comverse's strategy to expand its BSS business and pursue primarily higher margin VAS projects that resulted and may continue to result in lower VAS revenue, which may not be offset by increases in BSS revenue, if any; Comverse's advanced offerings may not be widely adopted by existing and potential customers and increases in revenue from Comverse's advanced offerings, if any, may not exceed or fully offset potential declines in revenue from traditional solutions; the potential loss of business opportunities due to continued concern on the part of customers and partners, about our or Comverse's financial condition; the difficulty in predicting quarterly and annual operating results as a result of a high percentage of orders typically generated late in fiscal quarters and in fiscal years, lengthy and variable sales cycles, the competitive bidding process required by customers, focus on large customers and installations and short delivery windows required by customers; the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology spending and reduced demand for our subsidiaries' products and services; the risk that, if CTI ceases to maintain a majority of the voting power of Verint Systems' outstanding equity securities and ceases to maintain control over Verint's operations, it may be required to no longer consolidate Verint's financial statements within its consolidated financial statements and, in such event, the presentation of CTI's consolidated financial statements would be materially different from the presentation for prior fiscal periods; the continuation of a material weakness related to income taxes or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures; the risk of disruption in the credit and capital markets which may limit our ability to access capital; rapidly changing technology in our subsidiaries' industries and our subsidiaries' ability to enhance existing products and develop and market new products; our subsidiaries' dependence on contracts for large systems and large installations for a significant portion of their sales and operating results, including, among other things, the lengthy, complex and highly competitive bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities; the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales; the potential incurrence by our subsidiaries of penalties if our subsidiaries' solutions develop operational problems and significant costs to correct previously undetected operational problems in their complex solutions; and other risks described in the company's filings with the SEC. The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	July 31, 2012	January 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$415,153	$483,171
Restricted cash and bank time deposits	39,372	41,756
Auction rate securities	—	272
Accounts receivable, net of allowance of $11,297 and $12,097, respectively	315,758	286,767
Inventories	40,426	41,689
Deferred cost of revenue	38,909	46,315
Deferred income taxes	22,849	23,208
Prepaid expenses and other current assets	80,787	100,742
Current assets of discontinued operations	43,357	40,773
Total current assets	996,611	1,064,693
Property and equipment, net	74,855	74,540
Goodwill	1,045,923	1,049,672
Intangible assets, net	176,855	206,264
Deferred cost of revenue	101,629	121,163
Deferred income taxes	17,871	19,620
Other assets	94,067	101,455
Noncurrent assets of discontinued operations	8,826	8,961
Total assets	$2,516,637	$2,646,368
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$340,064	$374,716
Convertible debt obligations	2,195	2,195
Deferred revenue	487,747	504,663
Deferred income taxes	12,164	9,798
Bank loans	6,292	6,228
Income taxes payable	7,246	8,473
Other current liabilities	53,129	41,950
Current liabilities of discontinued operations	28,003	27,984
Total current liabilities	936,840	976,007
Bank loans	587,675	591,151
Deferred revenue	172,517	227,985
Deferred income taxes	91,640	81,599
Other long-term liabilities	186,494	211,444
Noncurrent liabilities of discontinued operations	4,816	5,430
Total liabilities	1,979,982	2,093,616
Commitments and contingencies
Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value - authorized, 600,000,000 shares; issued 220,565,694 and 219,708,779 shares, respectively; outstanding, 219,229,956 and 218,636,842 shares, respectively	22,057	21,971
Treasury stock, at cost, 1,335,738 and 1,071,937 shares, respectively	(9,641)	(8,011)
Additional paid-in capital	2,213,262	2,198,086
Accumulated deficit	(1,819,848)	(1,766,364)
Accumulated other comprehensive income (loss)	2,730	(4,174)
Total Comverse Technology, Inc. shareholders’ equity	408,560	441,508
Noncontrolling interest	128,095	111,244
Total equity	536,655	552,752
Total liabilities and equity	$2,516,637	$2,646,368

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Revenue:
Product revenue	$153,943	$161,260	$293,528	$298,330
Service revenue	229,709	215,754	424,509	418,780
Total revenue	383,652	377,014	718,037	717,110
Costs and expenses:
Product costs	66,126	66,720	126,635	119,649
Service costs	113,032	115,468	216,274	226,326
Research and development, net	49,987	49,779	97,462	101,893
Selling, general and administrative	128,231	133,900	268,558	281,346
Other operating expenses:
Restructuring charges	427	1,963	1,107	13,050
Total costs and expenses	357,803	367,830	710,036	742,264
Income (loss) from operations	25,849	9,184	8,001	(25,154)
Interest income	350	1,524	705	2,607
Interest expense	(7,878)	(8,005)	(15,798)	(17,133)
Loss on extinguishment of debt	—	—	—	(8,136)
Other (expense) income, net	(2,931)	12,609	(3,439)	11,980
Income (loss) before income tax provision	15,390	15,312	(10,531)	(35,836)
Income tax provision	(9,183)	(49,638)	(29,348)	(56,902)
Net income (loss) from continuing operations	6,207	(34,326)	(39,879)	(92,738)
Income from discontinued operations, net of tax	2,477	2,437	2,959	3,731
Net income (loss)	8,684	(31,889)	(36,920)	(89,007)
Less: Net income attributable to noncontrolling interest	(8,958)	(7,808)	(16,564)	(9,885)
Net loss attributable to Comverse Technology, Inc.	$(274)	$(39,697)	$(53,484)	$(98,892)
Weighted average common shares outstanding:
Basic and diluted	219,108,299	206,079,868	218,983,165	205,892,853
Earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders:
Basic and diluted earnings (loss) per share
Continuing operations	$(0.01)	$(0.20)	$(0.25)	$(0.49)
Discontinued operations	0.01	0.01	0.01	0.01
Basic and diluted loss per share	$ (0.00)	$(0.19)	$(0.24)	$(0.48)
Net loss attributable to Comverse Technology, Inc.
Net loss from continuing operations	$(1,895)	$(41,201)	$(55,433)	$(101,216)
Income from discontinued operations, net of tax	1,621	1,504	1,949	2,324
Net loss attributable to Comverse Technology, Inc.	$(274)	$(39,697)	$(53,484)	$(98,892)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended July 31,
	2012	2011
Cash flows from operating activities:
Net cash used in operating activities - continuing operations	$(45,037)	$(80,018)
Net cash (used in) provided by operating activities - discontinued operations	(2,987)	4,653
Net cash used in operating activities	(48,024)	(75,365)
Cash flows from investing activities:
Proceeds from sales and maturities of investments	394	25,780
Acquisition of businesses, including adjustments, net of cash acquired	(660)	(11,958)
Purchase of property and equipment	(9,454)	(9,291)
Capitalization of software development costs	(2,298)	(1,662)
Net change in restricted cash and bank time deposits	1,816	(13,114)
Settlement of derivative financial instruments not designated as hedges	(266)	(1,178)
Other, net	309	1,569
Net cash used in investing activities - continuing operations	(10,159)	(9,854)
Net cash used in investing activities - discontinued operations	(153)	(144)
Net cash used in investing activities	(10,312)	(9,998)
Cash flows from financing activities:
Debt issuance costs and other debt-related costs	(159)	(15,034)
Proceeds from borrowings, net of original issuance discount	—	597,000
Repayment of bank loans, long-term debt and other financing obligations	(3,518)	(589,811)
Repurchase of common stock	(1,630)	(1,425)
Net (payments) proceeds from (repurchase) issuance of common stock by a subsidiary	(615)	7,889
Proceeds from exercises of stock options	1,420	—
Payments of contingent consideration for business combinations (financing portion)	(5,140)	(2,004)
Net cash used in financing activities - continuing operations	(9,642)	(3,385)
Net cash used in financing activities - discontinued operations	—	—
Net cash used in financing activities	(9,642)	(3,385)
Effects of exchange rates on cash and cash equivalents	(3,157)	8,048
Net decrease in cash and cash equivalents	(71,135)	(80,700)
Cash and cash equivalents, beginning of period including cash from discontinued operations	515,637	581,390
Cash and cash equivalents, end of period including cash from discontinued operations	$444,502	$500,690
Less: cash and cash equivalents of discontinued operations, end of period	$(29,349)	$(24,985)
Cash and cash equivalents, end of period	$415,153	$475,705
Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$2,363	$889
Inventory transfers to (from) property and equipment	$1,102	$14,151
Liabilities for contingent consideration recorded for business combination	$—	$904
Leasehold improvements funded by lease incentive	$2,406	$—

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Table of Reconciliation from GAAP Net Loss Attributable to Comverse Technology, Inc. to Non-GAAP Net Income (Loss) Attributable to Comverse Technology, Inc.	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands)	2012	2011	2012	2011
Net loss attributable to Comverse Technology, Inc.	$(274)	$(39,697)	$(53,484)	$(98,892)
Revenue adjustments related to acquisitions	2,642	727	6,246	962
Stock-based compensation expense	9,073	8,231	17,096	19,205
Amortization of acquisition-related intangibles	13,677	12,598	27,733	25,292
Compliance-related professional fees	149	9,484	157	28,881
Compliance-related compensation and other expenses	435	1,874	1,553	3,907
Strategic evaluation related costs	9,879	2,904	14,684	3,124
Impairment of property and equipment	14	29	36	157
Litigation settlements and related costs	(13)	3	(243)	562
Acquisition-related charges	—	2,820	(39)	5,194
Restructuring charges	427	1,963	1,107	13,050
Other	(4,036)	652	(5,929)	1,977
Unrealized (gains) losses on derivatives, net	(61)	(378)	(397)	729
Loss on extinguishment of debt	—	—	—	8,136
Income from discontinued operations, net of tax	(1,621)	(1,504)	(1,949)	(2,324)
Income from litigation settlement	—	(4,750)	—	(4,750)
Tax impact on Non-GAAP adjustments (1)	3,070	36,108	4,414	34,984
Noncontrolling interest impact of Non-GAAP adjustments (2)	(9,177)	(10,022)	(19,259)	(26,183)
Total Non-GAAP adjustments	24,458	60,739	45,210	112,903
Non-GAAP net income (loss) attributable to Comverse Technology, Inc.	$24,184	$21,042	$(8,274)	$14,011

Non-GAAP Earnings (Loss) Per Share Attributable to Comverse Technology, Inc.’s Shareholders	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except per share data)	2012	2011	2012	2011
Numerator:
Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - basic	$24,184	$21,042	$(8,274)	$14,011
Adjustment for subsidiary stock options	(93)	(172)	(272)	(417)
Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - diluted	$24,091	$20,870	$(8,546)	$13,594

Denominator:
Basic weighted average common shares outstanding	219,108	206,080	218,983	205,893
Diluted weighted average common shares outstanding	219,528	206,697	218,983	206,684
Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.'s shareholders
Basic and diluted	$0.11	$0.10	$(0.04)	$0.07

(1)	The tax impact on the Non-GAAP adjustments is an allocation of the tax provision as applied to the consolidated income (loss) before income tax provision.

(2)	Represents the minority shareholders' interest in non-GAAP adjustments attributable to Verint.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Comverse BSS	Comverse VAS	Verint		All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended July 31, 2012
Total revenue	$69,052	$91,289	$212,426		$10,885	$—	$383,652
Total costs and expenses	$54,420	$60,109	$186,163		$57,098	$13	$357,803
Income (loss) from operations	$14,632	$31,180	$26,263		$(46,213)	$(13)	$25,849
Computation of segment performance:
Total revenue	$69,052	$91,289	$212,426		$10,885
Segment revenue adjustment	—	—	2,642		—
Segment revenue	$69,052	$91,289	$215,068		$10,885
Total costs and expenses	$54,420	$60,109	$186,163		$57,098
Segment expense adjustments:
Stock-based compensation expense	—	—	5,922		3,151
Amortization of acquisition-related intangibles	3,998	—	9,679		—
Compliance-related professional fees	—	—	—		149
Compliance-related compensation and other expenses	48	143	—		244
Strategic evaluation related costs	—	—	2,428		7,451
Impairment of property and equipment	1	—	—		13
Litigation settlements and related cost	—	—	—		(13)
Restructuring charges	—	—	—		427
Other	—	—	(4,001)	(1)	(35)
Segment expense adjustments	4,047	143	14,028		11,387
Segment expenses	50,373	59,966	172,135		45,711
Segment performance	$18,679	$31,323	$42,933		$(34,826)
Interest expense	$—	$—	$(7,867)		$(11)	$—	$(7,878)
Depreciation and amortization	$(4,800)	$(1,243)	$(14,169)		$(1,930)	$—	$(22,142)
Other non-cash items (2)	$(1)	$—	$69		$(13)	$—	$55

(1)	Consists of changes in the fair value of contingent consideration liabilities associated with business combinations.

(2)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Verint		All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended July 31, 2011
Total revenue	$85,471	$84,105	$194,959		$12,479	$—	$377,014
Total costs and expenses	$64,618	$54,240	$173,549		$75,445	$(22)	$367,830
Income (loss) from operations	$20,853	$29,865	$21,410		$(62,966)	$22	$9,184
Computation of segment performance:
Total revenue	$85,471	$84,105	$194,959		$12,479
Segment revenue adjustment	—	—	727		—
Segment revenue	$85,471	$84,105	$195,686		$12,479
Total costs and expenses	$64,618	$54,240	$173,549		$75,445
Segment expense adjustments:
Stock-based compensation expense	—	—	6,641		1,590
Amortization of acquisition-related intangibles	4,498	—	8,100		—
Compliance-related professional fees	—	—	17		9,467
Compliance-related compensation and other expenses	5	35	—		1,835
Strategic evaluation related costs	—	—	—		2,904
Impairment of property and equipment	—	5	—		24
Litigation settlements and related costs	—	—	—		3
Acquisition-related charges	—	—	2,820		—
Restructuring charges	—	—	—		1,963
Other	—	—	671	(1)	(19)
Segment expense adjustments	4,503	40	18,249		17,767
Segment expenses	60,115	54,200	155,300		57,678
Segment performance	$25,356	$29,905	$40,386		$(45,199)
Interest expense	$—	$—	$(7,857)		$(148)	$—	$(8,005)
Depreciation and amortization	$(5,374)	$(1,097)	$(12,585)		$(2,439)	$—	$(21,495)
Other non-cash items (2)	$—	$(5)	$(19)		$(24)	$—	$(48)

(1)	Consists of changes in the fair value of contingent consideration liabilities associated with business combinations.

(2)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Verint		All Other	Eliminations	Consolidated
	(In thousands)
Six Months Ended July 31, 2012
Total revenue	$126,732	$157,211	$409,061		$25,033	$—	$718,037
Total costs and expenses	$107,703	$110,191	$361,815		$130,318	$9	$710,036
Income (loss) from operations	$19,029	$47,020	$47,246		$(105,285)	$(9)	$8,001
Computation of segment performance:
Total revenue	$126,732	$157,211	$409,061		$25,033
Segment revenue adjustment	—	—	6,246		—
Segment revenue	$126,732	$157,211	$415,307		$25,033
Total costs and expenses	$107,703	$110,191	$361,815		$130,318
Segment expense adjustments:
Stock-based compensation expense	—	—	11,633		5,463
Amortization of acquisition-related intangibles	8,072	—	19,661		—
Compliance-related professional fees	—	—	—		157
Compliance-related compensation and other expenses	678	916	—		(41)
Strategic evaluation related costs	—	—	3,339		11,345
Impairment of property and equipment	1	—	—		35
Litigation settlements and related costs	—	—	—		(243)
Restructuring charges	—	—	—		1,107
Other	—	—	(5,760)	(1)	(208)
Segment expense adjustments	8,751	916	28,873		17,615
Segment expenses	98,952	109,275	332,942		112,703
Segment performance	$27,780	$47,936	$82,365		$(87,670)
Interest expense	$—	$—	$(15,585)		$(213)	$—	$(15,798)
Depreciation and amortization	$(9,663)	$(2,444)	$(28,265)		$(3,974)	$—	$(44,346)
Other non-cash items (2)	$(1)	$—	$(537)		$(35)	$—	$(573)

(1)	Consists of changes in the fair value of contingent consideration liabilities associated with business combinations.

(2)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Verint		All Other	Eliminations	Consolidated
	(In thousands)
Six Months Ended July 31, 2011
Total revenue	$160,672	$163,580	$371,291		$21,567	$—	$717,110
Total costs and expenses	$134,760	$112,929	$331,047		$163,572	$(44)	$742,264
Income (loss) from operations	$25,912	$50,651	$40,244		$(142,005)	$44	$(25,154)
Computation of segment performance:
Total revenue	$160,672	$163,580	$371,291		$21,567
Segment revenue adjustment	—	—	962		—
Segment revenue	$160,672	$163,580	$372,253		$21,567
Total costs and expenses	$134,760	$112,929	$331,047		$163,572
Segment expense adjustments:
Stock-based compensation expense	—	—	14,191		5,014
Amortization of acquisition-related intangibles	8,996	—	16,296		—
Compliance-related professional fees	—	—	1,008		27,873
Compliance-related compensation and other expenses	2,067	1,236	—		604
Strategic evaluation related costs	—	—	—		3,124
Impairment of property and equipment	—	5	—		152
Litigation settlements and related costs	—	—	—		562
Acquisition-related charges	—	—	5,194		—
Restructuring charges	—	—	—		13,050
Other	—	—	2,006	(1)	(29)
Segment expense adjustments	11,063	1,241	38,695		50,350
Segment expenses	123,697	111,688	292,352		113,222
Segment performance	$36,975	$51,892	$79,901		$(91,655)
Interest expense	$—	$—	$(16,651)		$(482)	$—	$(17,133)
Depreciation and amortization	$(10,840)	$(2,033)	$(25,539)		$(4,609)	$—	$(43,021)
Other non-cash items (2)	$—	$(5)	$(222)		$(152)	$—	$(379)

(1)	Consists of changes in the fair value of contingent consideration liabilities associated with business combinations.

(2)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
The company revised its reportable segments as a result of the implementation of the Phase II Business Transformation at Comverse and the manner in which its CODM reviews the financial results of Comverse and allocates resources to the company's operating segments. The company is providing the following additional information, presenting the results of operations of the previous Comverse reportable segment. The company believes that such presentation provides useful information to investors regarding the performance of the company's Comverse subsidiary, including comparability to previously reported financial information. The additional information provided is not a replacement for or a subset of business segment information presented above. The results of operations presented in the column below under “Comverse Other” relate to all the operations of the company's Comverse subsidiary, other than the company's Comverse BSS and Comverse VAS reportable segments and include the Comverse MI operating segment, Comverse's Netcentrex operations and Comverse's global corporate functions that support its business units. The information presented for “Comverse Other” includes unallocated global corporate function costs that are consistent with prior internal allocation practices. The results of operations of “Comverse Other” are included in the company's “All Other” column.
Comverse performance represents the operating results of the company's Comverse subsidiary without the impact of significant expenditures incurred by Comverse in connection with the company's efforts to become or remain current in periodic reporting obligations under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting, certain non-cash charges, and certain other gains and charges.

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Three Months Ended July 31, 2012
Total revenue	$69,052	$91,289	$10,885	$171,226
Total costs and expenses	$54,420	$60,109	$42,907	$157,436
Income (loss) from operations	$14,632	$31,180	$(32,022)	$13,790
Computation of Comverse performance:
Total revenue	$69,052	$91,289	$10,885	$171,226
Total costs and expenses	$54,420	$60,109	$42,907	$157,436
Expense adjustments:
Stock-based compensation expense	—	—	2,201	2,201
Amortization of acquisition-related intangibles	3,998	—	—	3,998
Compliance-related professional fees	—	—	149	149
Compliance-related compensation and other expenses	48	143	244	435
Impairment of property and equipment	1	—	13	14
Litigation settlements and related costs	—	—	(13)	(13)
Restructuring charges	—	—	427	427
Other	—	—	(35)	(35)
Expense adjustments	4,047	143	2,986	7,176
Expenses after adjustments	50,373	59,966	39,921	150,260
Comverse performance	$18,679	$31,323	$(29,036)	$20,966
Interest expense	$—	$—	$(180)	$(180)
Depreciation and amortization	$(4,800)	$(1,243)	$(1,867)	$(7,910)
Other non-cash items (1)	$(1)	$—	$(13)	$(14)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Three Months Ended July 31, 2011
Total revenue	$85,471	$84,105	$12,479	$182,055
Total costs and expenses	$64,618	$54,240	$53,606	$172,464
Income (loss) from operations	$20,853	$29,865	$(41,127)	$9,591
Computation of Comverse performance:
Total revenue	$85,471	$84,105	$12,479	$182,055
Total costs and expenses	$64,618	$54,240	$53,606	$172,464
Expense adjustments:
Stock-based compensation expense	—	—	1,029	1,029
Amortization of acquisition-related intangibles	4,498	—	—	4,498
Compliance-related professional fees	—	—	(2,142)	(2,142)
Compliance-related compensation and other expenses	5	35	1,835	1,875
Impairment of property and equipment	—	5	24	29
Litigation settlements and related costs	—	—	(1)	(1)
Restructuring charges	—	—	1,963	1,963
Other	—	—	(20)	(20)
Expense adjustments	4,503	40	2,688	7,231
Expenses after adjustments	60,115	54,200	50,918	165,233
Comverse performance	$25,356	$29,905	$(38,439)	$16,822
Interest expense	$—	$—	$(141)	$(141)
Depreciation and amortization	$(5,374)	$(1,097)	$(2,377)	$(8,848)
Other non-cash items (1)	$—	$(5)	$(24)	$(29)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Six Months Ended July 31, 2012
Total revenue	$126,732	$157,211	$25,033	$308,976
Total costs and expenses	$107,703	$110,191	$100,175	$318,069
Income (loss) from operations	$19,029	$47,020	$(75,142)	$(9,093)
Computation of Comverse performance:
Total revenue	$126,732	$157,211	$25,033	$308,976
Total costs and expenses	$107,703	$110,191	$100,175	$318,069
Expense adjustments:
Stock-based compensation expense	—	—	3,632	3,632
Amortization of acquisition-related intangibles	8,072	—	—	8,072
Compliance-related professional fees	—	—	13	13
Compliance-related compensation and other expenses	678	916	(41)	1,553
Impairment of property and equipment	1	—	35	36
Litigation settlements and related costs	—	—	(243)	(243)
Restructuring charges	—	—	1,107	1,107
Other	—	—	(208)	(208)
Expense adjustments	8,751	916	4,295	13,962
Expenses after adjustments	98,952	109,275	95,880	304,107
Comverse performance	$27,780	$47,936	$(70,847)	$4,869
Interest expense	$—	$—	$(376)	$(376)
Depreciation and amortization	$(9,663)	$(2,444)	$(3,848)	$(15,955)
Other non-cash items (1)	$(1)	$—	$(35)	$(36)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Six Months Ended July 31, 2011
Total revenue	$160,672	$163,580	$21,567	$345,819
Total costs and expenses	$134,760	$112,929	$126,214	$373,903
Income (loss) from operations	$25,912	$50,651	$(104,647)	$(28,084)
Computation of Comverse performance:
Total revenue	$160,672	$163,580	$21,567	$345,819
Total costs and expenses	$134,760	$112,929	$126,214	$373,903
Expense adjustments:
Stock-based compensation expense	—	—	1,697	1,697
Amortization of acquisition-related intangibles	8,996	—	—	8,996
Compliance-related professional fees	—	—	10,467	10,467
Compliance-related compensation and other expenses	2,067	1,236	604	3,907
Impairment charges	—	5	152	157
Litigation settlements and related costs	—	—	474	474
Restructuring charges	—	—	13,050	13,050
Other	—	—	(47)	(47)
Expense adjustments	11,063	1,241	26,397	38,701
Expenses after adjustments	123,697	111,688	99,817	335,202
Comverse performance	$36,975	$51,892	$(78,250)	$10,617
Interest expense	$—	$—	$(471)	$(471)
Depreciation and amortization	$(10,840)	$(2,033)	$(4,474)	$(17,347)
Other non-cash items (1)	$—	$(5)	$(152)	$(157)

(1)	Other non-cash items consist of write-downs of property and equipment.